AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS AMENDED AND RESTATTED ASSET PURCHASE AGREEMENT (the "Amended Agreement") is made effective as of April 3, 2009, by and between Gold Crest Mines, Inc., a Nevada corporation (hereinafter referred to as "Seller"), whose address is 724 East Metler Lane, Spokane, Washington 99218, and Frank Duval, a married man dealing in his sole and separate property (hereinafter referred to as "Buyer"), whose address is P.O. Box 687, Veradale, Washington 99037.

RECITALS:

A. Seller owns approximately 185 unpatented federal lode mining claims and approximately 46 unpatented federal mill site claims located in the Stibnite-Yellow Pine Mining District in Valley County, Idaho. Such claims are more specifically identified on Exhibit A annexed to and made a part of this Agreement, and are hereinafter referred to as the "Properties."

B. Seller has agreed to sell the Properties to Buyer, and Buyer has agreed to buy the Properties from Seller, for the consideration and on the terms and conditions set forth in that certain purchase agreement dated March 13, 2009 by and between Seller and Buyer (the "Agreement").

C. Seller and Buyer are entering into this Amended Agreement in order to set forth more fully the terms and conditions of the sale and purchase of the Properties.

AGREEMENT:

NOW, THEREFORE, the parties hereto agree as follows:

1. **Definitions.** Capitalized terms used in this Agreement shall have the following meanings:

1.1 *Amended Agreement* means this Amended and Restated Asset Purchase Agreement and any amendment to or modification of this Amended and Restated Asset Purchase Agreement that has been agreed or consented to in writing by Seller and Buyer.

1.2 *Agreement* means the Purchase Agreement dated March 13, 2009 by and between Seller and Buyer, which Purchase Agreement is amended and superceded in its entirety by this Amended Agreement.

1.3 *Buyer* means Frank Duval, a married man dealing in his sole and separate property, and his heirs and assigns.

1.4 *Closing* shall have the meaning that is ascribed to it in Section 3.2.

1.5 *Properties* means the unpatented federal lode mining claims and the unpatented federal mill site claims more specifically identified on Exhibit A hereto, together with any and all easements, rights of way and water rights, if any, associated therewith..

1.6 Purchase Price shall have the meaning that is ascribed to it in Section 2.2.

1.7 *Seller* means Gold Crest Mines, Inc., a Nevada corporation, and its successors and permitted assigns.

2. **Purchase of the Properties.**

2.1 *Purchase of the Properties.* At the Closing (hereinafter defined), Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase from Seller, the Properties, together with any and all easements, rights of way and water rights, if any, associated therewith. The purchase price of the Properties shall be determined as set forth in subsections 2.2 and shall be paid as set forth in subsection 3.2.

2.2 *Purchase Price.* The purchase price of the Properties (the "Purchase Price") shall be $50,000 and shall be payable as follows:

(a) Buyer shall pay Seller the sum of $25,000 on or before March 23, 2009, which sum Seller hereby acknowledges as having received; and

(b) Buyer shall pay Seller the additional sum of $25,000 on or before October 1, 2009.

3. **Closing and Deliveries.**

3.1 *Closing.* The closing of the sale and purchase of the Properties hereunder (the "Closing") shall be held in person at the offices of Randall | Danskin, 1500 Bank of America Financial Center, 601 West Riverside Avenue, Spokane, Washington, within five business days of the date Buyer advises Seller of his intent to make the payment specified in subsection 2.2(c), or at such other place and time upon which Seller and Buyer shall agree (which shall in no event be later than October 1, 2009).

3.2 *Deliveries.*

(a) At the Closing, Seller shall deliver an assignment of the Properties to Buyer, which assignment shall be substantially the form annexed to and made a part of this Amended Agreement as Exhibit B.

(b) Unless theretofore delivered to Seller, Buyer shall deliver a check to Seller in the amount of $25,000, representing the unpaid portion of the Purchase Price.

4. **Representations and Warranties of Seller.**

Seller represents and warrants to Buyer as follows:

4.1 *Organization and Standing.* Seller is a corporation duly organized and validly existing under the laws of the State of Nevada. Seller is in good standing under such laws, and has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Seller is qualified to do business as a foreign corporation in Idaho

4.2 *Corporate Power.* Seller has all requisite corporate power to execute and deliver this Amended Agreement and to carry out and perform its obligations under the terms of this Amended Agreement.

4.3 *Title to Properties*. To Seller's knowledge, except for matters that have been disclosed to Buyer in writing, Seller has good and marketable record title to one hundred percent of the undivided interest in the unpatented federal lode mining claims and unpatented federal mill site claims comprising the Properties, and all such claims are owned free and clear of any and all liens, mortgages, security interests, pledges, charges, assignments, deeds of trust, encumbrances, options, tax liens, mechanic's liens, materialmen's liens, or other charges or encumbrances of any kind.

4.4 *Leases and Royalties*. The Properties are not subject to any leases, nor are there any royalties burdening the Properties. For purposes hereof, the term "royalties" shall mean all amounts payable as a share of the product or profit from property, and includes, without limitation, production payments, minimum royalties, overriding royalties and bonus payments.

4.5 *Payment for Production*. To Seller's knowledge, Seller is not presently obligated under any purchase or sale agreements, refining agreements, production agreements, production payment agreements, operating agreements, participation agreements, security agreements or any other agreements to make future deliveries of production attributable to the Properties.

4.6 *Compliance with Laws*. To Seller's knowledge after reasonable inquiry, Seller has complied in all material respects with all applicable local, state and federal laws and regulations relating to the Properties, and Seller is not aware of any investigation (other than routine inspections) by any local, state or federal agency with respect to the enforcement of such laws regulations. To Seller's knowledge after reasonably inquiry, no release emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 *et seq.*), or hazardous waste as defined under the Solid Waste Disposal Act (42 U.S.C. Section 6901 *et seq.*), or air pollutants as defined under the Clean Air Act (42 U.S.C. Section 7401 *et seq.*), or toxic pollutants as defined in the Clean Water Act (33 U.S.C. Section 1251 *et seq.*), has occurred or is occurring on the Properties in excess of federally permitted releases or reportable quantities. Seller has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

4.7 *Authorization*. All corporate action on the part of Seller and its directors and shareholders necessary for the authorization, execution, delivery and performance of this Amended Agreement, the transfer and assignment of the Properties, and the performance of all of Seller's obligations hereunder have been taken, or will have been taken prior to the Closing. This Amended Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its terms, subject to (a laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (b) rules of law governing specific performance, injunctive relief or other equitable remedies.

4.8 *Compliance with Other Instruments*. Seller is not in violation of any term of its articles of incorporation or bylaws, or to Seller's knowledge, in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation applicable to it. Except as explicitly contemplated by this Amended Agreement, the execution, delivery and performance of and compliance with this Amended Agreement, and the transfer and assignment of the Properties, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Seller. There is no such undisclosed term which unusually, materially and adversely affects the business of Seller or any of its properties or assets.

4.9 *Solvency.* Seller is not insolvent as such term is defined in the Federal Bankruptcy Code, nor has it ever been insolvent at any time during the 90-day period immediately prior to the date of this Amended Agreement.

4.10 *No Broker's or Finder's Fees.* No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with this Amended Agreement.

5. **Representations and Warranties of Buyer.**

Buyer represents and warrants to Seller as follows:

5.1 *Power.* Buyer has all requisite power to execute and deliver this Amended Agreement and to carry out and perform his obligations under the terms of this Amended Agreement.

5.2 *Compliance with Other Instruments.* Buyer is not in violation in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of his knowledge is not in material violation of any order, statute, rule or regulation applicable to Buyer. Except as explicitly contemplated by this Amended Agreement, the execution, delivery and performance of and compliance with this Amended Agreement have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Buyer. There is no such undisclosed term which unusually, materially and adversely affects the business of Buyer or any of his properties or assets.

5.3 *Solvency.* Buyer is not insolvent as such term is defined in the Federal Bankruptcy Code, nor has he ever been insolvent at any time during the 90-day period immediately prior to the date of this Amended Agreement.

5.4 *No Broker's or Finder's Fees.* No agent, broker, investment banker, person or firm acting on behalf of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with this Amended Agreement.

6. **Conditions to Closing.** Seller's obligation to transfer and assign the Properties to Buyer at Closing, and Buyer's obligation to pay the remainder of the Purchase Price at Closing, are, at the respective option of Buyer and Seller, subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1 *Representations and Warranties.* The representations and warranties made by Seller and Buyer in Sections 4 and 5, respectively, shall have been true and correct when made, and shall be true and correct as of the Closing.

6.2 *Covenants.* All covenants, agreements and conditions contained in this Amended Agreement to be performed by Seller and Buyer on or prior to the Closing shall have been performed or complied with in all respects.

6.3 *Proceedings and Documents.* All corporate and other proceedings in connection with the transactions contemplated by this Amended Agreement, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Seller and Buyer, and Seller and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7. **Payment of BLM Assessments; Notification; Liquidated Damages** Buyer agrees to assume and timely pay all Bureau of Land Management fees that are required or necessary to maintain the Properties for the 2009 assessment year unless Buyer shall notify Seller in writing no later than August 1, 2009 of its intent not to proceed with the purchase of the Properties. Should Buyer so notify Seller, this Amended Agreement shall be deemed to have terminated as of the date of such notification and Seller shall be entitled to retain the $25,000 paid to it pursuant to subsection 2.2(a) as full and complete liquidated damages for Buyer's termination.

8. **Miscellaneous Provisions.**

8.1 *Venue and Governing Law.* This Amended Agreement is made in accordance with and shall be interpreted and governed by the laws of the State of Washington. If any action or other proceeding shall be brought on or in connection with this Amended Agreement, the venue of such action shall be in Spokane County, Washington.

8.2 *Attorney's Fees.* In the event that it shall become necessary for either Seller or Buyer to obtain the services of an attorney in order to enforce the provisions of this Amended Agreement, then, in that event, the defaulting party shall pay the prevailing party all reasonable attorney's fees and all costs incurred in connection therewith, including the costs of any appeal.

8.3 *Notices.* Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed to Seller or Buyer, as the case may be, to their respective addresses set froth in the preamble to this Amended Agreement.

8.4 *Invalid Provision.* The invalidity or unenforceability of any particular provision of this Amended Agreement shall not affect the other provisions hereof, and this Amended Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted.

8.5 *Amendment.* No amendment, waiver or modification of this Amended Agreement or of any term or condition hereof shall be valid or effective unless in writing and approved by both Seller and Buyer.

8.6 *Merger Clause.* This Amended Agreement expresses the full and final purpose and agreement of the parties relating to the subject matter hereof, and supercedes and replaces the Agreement in its entirety.

8.7 *Severability.* Each provision of this Amended Agreement shall be considered severable and if, for any reason, any provision hereof or remedy herein provided is determined to be invalid, such invalidity shall not impair the operation or effect of the remaining provisions hereof which are valid.

8.8 *Successors.* Except as expressly provided otherwise herein, all of the rights of the parties hereunder shall inure to the benefit of and all obligations of the parties hereunder shall bind the parties' successors and permitted assigns.

8.9 *Descriptive Headings.* Titles to the sections hereof are for information purposes only.

8.10 *Counterpart Execution.* This Amended Agreement may be executed in one or more counterparts, all of which shall constitute a single agreement.

DATED as of the date first written above.

SELLER:

Gold Crest Mines, Inc.,
a Nevada corporation

By: /s/ Matt Colbert
Matt Colbert, its chief financial officer

By: /s/ Terry Dunne
Terry Dunne, its secretary and treasurer

BUYER:

/s/ Frank Duval
Frank Duval